Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of our report dated March 20, 2026 with respect to the financial statements of Cartesian Growth Corporation III for the year ended December 31, 2025 included in the Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Houston, Texas

June 10, 2026